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                                                                    EXHIBIT 10.9



                              CONSULTING AGREEMENT

This Consulting Agreement ("Agreement") is entered into by and between LEO PIERUCCI ("CONSULTANT") on the one hand, and MISSION BANK (the "COMPANY") on the other hand, to be effective as of November 27, 2000, with regard to the following:

         1. BACKGROUND AND PURPOSE OF AGREEMENT. COMPANY desires to engage the services of CONSULTANT to provide managerial and financial services to COMPANY by providing advice in the areas of business development and customer relations utilizing CONSULTANT's knowledge of and experience in the banking business. CONSULTANT is willing to provide such services.

         2. TERM OF AGREEMENT. COMPANY hereby retains CONSULTANT and CONSULTANT hereby agrees to be retained by COMPANY for a period of one (1) year from the execution of this Agreement. This Agreement may be terminated at any time, with or without cause, by either party upon thirty (30) days written notice.

         3. DUTIES OF CONSULTANT. CONSULTANT shall be available to provide consultation service to COMPANY on all questions within the scope of his expertise either by telephone, if reasonably possible, or at the office of the COMPANY when necessary. CONSULTANT's primary responsibility shall be to expand the visibility of the COMPANY in the business community and to assist the COMPANY in the acquisition of deposit accounts and business loans. CONSULTANT shall hold the title of Executive Vice President of Business Development. CONSULTANT will also be invited to attend COMPANY's Board of Director's meetings, which are held on the third Thursday of each month at 5:00 PM.

         4. HOURS OF SERVICE. CONSULTANT shall provide services to COMPANY and shall make himself reasonably available to COMPANY, as needed and upon the request of COMPANY. CONSULTANT shall be obligated to provide an average of twenty (20) to twenty-five (25) hours of service to COMPANY per week; CONSULTANT and COMPANY agree that this number represents both the maximum and minimum number of hours which CONSULTANT is obligated to provide services to COMPANY. Both CONSULTANT and COMPANY acknowledge and agree that due to the nature of the services CONSULTANT will perform, CONSULTANT shall be under no obligation to provide any specific number of hours of service in any given week. CONSULTANT shall not be obligated under this Agreement to maintain a regular work schedule and shall have the flexibility to select his own hours.

         5. COMPENSATION. As compensation for the services to be performed hereunder, CONSULTANT shall receive:

            (a) the sum of two thousand five hundred dollars ($2,500.00) each month for the term of this Agreement, irrespective of the number of hours per month that CONSULTANT provides services




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to the COMPANY; provided, however, that payments on all sums earned under this
Paragraph 5(a) after the date of this Agreement shall be paid as follows: (i) all sums earned in the year 2000 shall be paid in a lump sum on January 1, 2003 and (ii) all sums earned in the year 2001 shall be paid in a lump sum on January 1, 2004. All earned but unpaid sums shall accrue interest at the rate of six percent (6%) from the date the sums are earned until they are paid to CONSULTANT. COMPANY shall provide CONSULTANT an accounting on an annual basis. In the event of CONSULTANT's death, all sums earned hereunder shall be paid in accordance with the above payment schedule; and

            (b) an expense account to cover all actual costs associated with business development for COMPANY; and

            (c) a flat monthly fee of three hundred dollars ($300.00) for the use of CONSULTANT's personal automobile; and

            (d) a business membership to the Bell Tower Club and access to their dining and parking facilities; and

            (e) an option to purchase one thousand (1,000) shares of COMPANY on the terms and conditions contained in the Incentive Stock Option Agreement, Exhibit "A", which is attached hereto and incorporated herein.

         6. INDEPENDENT CONTRACTOR. The services of CONSULTANT shall be those of an independent contractor, and CONSULTANT shall in no event be considered an employee of COMPANY. CONSULTANT shall be responsible for payment of all taxes of any nature as a result of any amounts paid or payable to CONSULTANT by COMPANY hereunder. COMPANY shall not withhold any taxes or any other sums from the payments made to CONSULTANT pursuant to this Agreement. Although the COMPANY will consult and confer with CONSULTANT regarding the performance of his duties, CONSULTANT will determine the method, details, and means of performing his duties. As an independent contractor, CONSULTANT will not be entitled to the rights or benefits afforded to employees, including disability or unemployment insurance, worker's compensation, medical insurance, sick leave, or any other employment benefit. Should CONSULTANT choose to provide any of these benefits for himself, he will be responsible for the cost of same. Beyond those expenses which are contemplated to be covered by the expense account described in Paragraph 5(b), CONSULTANT shall be responsible for providing his own supplies, equipment, and work space.

         7. COMPETITIVE ACTIVITIES. CONSULTANT acknowledges and agrees that the sale or unauthorized use or disclosure of any of COMPANY's trade secrets obtained by CONSULTANT during his relationship with the COMPANY prior to or pursuant to this Agreement, including, without limitation, information concerning COMPANY's finances, personnel, or other managerial or operational matters, and proposed services or those of any of its associates, the fact that any particular services are planned or under consideration, as well as any description of the features thereof ("Confidential Information"). CONSULTANT promises and agrees not to disclose any Confidential Information. The foregoing




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obligation not to use or disclose any of such Confidential Information shall not apply, following the termination of this Agreement, to any Confidential Information that is or becomes public knowledge in the businesses in which the COMPANY or any of its affiliates are engaged, through no action or fault of CONSULTANT, and that may be utilized by the public without any direct or indirect obligation to the COMPANY or any of its affiliates. Following termination of this Agreement, CONSULTANT agrees that neither CONSULTANT nor any of its affiliates shall interfere with the business of the COMPANY or any of its affiliates and shall immediately surrender to the COMPANY or its affiliates all property, equipment, funds, lists, books, records and other materials of the COMPANY or its affiliates in his possession or under his control.

         8. INDEMNIFICATION. CONSULTANT shall be entitled to indemnification and reimbursement from the COMPANY for any expense, loss, damage, liability, costs, or claim (including, without limitation, attorney's fees and costs of litigation) incurred by CONSULTANT by reason of any act performed or omitted to be performed by CONSULTANT, acting in good faith, in the performance of his duties as a consultant. Notwithstanding the foregoing, CONSULTANT shall not be indemnified or reimbursed with respect to any expense, loss, damage, or claim incurred by acts or omissions, committed intentionally, with gross negligence, in bad faith, or with reckless indifference to the interests of the COMPANY.

         9. SUCCESSORS AND ASSIGNS. This Agreement, and all the terms and provisions hereof, shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns.

         10. WAIVER. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar. No waiver shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party charged with the waiver.

         11. SEVERABILITY. In the event any provision of this Agreement shall finally be determined to be unlawful, such provision shall be deemed to be severed from this Agreement and every other provision of this Agreement shall remain in full force and effect. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

         12. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations between the parties with respect to the subject matter of this Agreement.

         13. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

         14. AMENDMENT. This Agreement may not be amended except by an agreement in writing signed by the parties to this Agreement or their respective successors-in-interest and expressly stating that




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it is an amendment of this Agreement.

         15. GOVERNING LAW. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of California.

         16. ATTORNEY'S FEES. In the event that any suit or proceeding is brought to enforce, construe, interpret, rescind or cancel this Agreement or any of its provisions, the prevailing party shall recover against the other party all of its actual attorney's fees incurred in connection with such action or proceeding, including any appeals.

         17. CONSTRUCTION. This Agreement has been drafted by KLEIN, DeNATALE, GOLDNER, COOPER, ROSENLIEB & KIMBALL, L.L.P. ("Klein DeNatale") as attorneys for the COMPANY. CONSULTANT recognizes that Klein DeNatale does not represent him in the drafting of this Agreement and that he has been advised to seek independent counsel to represent him in the negotiation and drafting of this Agreement.



                                                             /s/ LP
                                                 -------------------------------
                                                      Consultant's Initials

         The parties have executed this Agreement to be effective as of the date first written above.



MISSION BANK                                     CONSULTANT

By:  /s/ Richard Fanucchi                        By: /s/ Leo Pierucci
     ---------------------------                    ---------------------------
         RICHARD FANUCCHI                                LEO PIERUCCI
         Its:  President




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